SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                 (Amendment No.)
                           Filed by the Registrant /X/

                 Filed by a party other than the Registrant                 / /

Check the appropriate box:

/X/   Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

/ /   Definitive Proxy Statement

/ /   Definitive Additional Materials

/ /   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                            PUTNAM GLOBAL EQUITY FUND
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                            if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required

/ /   Fee computed on table below per Exchange Act Rule 14a 6(i)(1) and 0-11

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
               0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)  Amount Previously Paid:

               (2)  Form, Schedule or Registration Statement No.:

               (3)  Filing Party:

               (4)  Date Filed:


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

IMPORTANT INFORMATION FOR SHAREHOLDERS IN
PUTNAM GLOBAL EQUITY FUND

          The document you hold in your hands contains your proxy statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, it tells us how to vote on your behalf on important issues relating to your fund. If you complete and sign the proxy, we'll vote it exactly as you tell us. If you simply sign the proxy, we'll vote it in accordance with the Trustees' recommendations on page 4.

          We urge you to spend a couple of minutes with the proxy statement, and either fill out your proxy card and return it to us via the mail, or record your voting instructions via the Internet or by an automated telephone voting service. When shareholders don't return their proxies in sufficient numbers, we have to incur the expense of follow-up solicitations, which can cost your fund money.

          We want to know how you would like to vote and welcome your comments. Please take a few moments with these materials and return your proxy to us.


[PUTNAM LOGO]

Table of contents

A Message from the Chairman................................................ (1)
Notice of Shareholder Meeting.............................................. (3)
Trustees' Recommendations.................................................. (4)
Proxy card enclosed





If you have any questions, please contact
us at the special toll-free number we have
set up for you (1-800-225-1581)
or call your financial advisor.
-----------------------------------------------

A Message from the Chairman

Dear Shareholder:

[Photo of John Hill]

I am writing to you to ask for your vote on important questions that affect your fund. While you are welcome to join us at your fund's meeting, most shareholders cast their vote by either filling out and signing the enclosed proxy card, by calling 1-888-221-0697 or by voting via the Internet at www.proxyweb.com/Putnam. Instructions for voting are listed at the top of your proxy card. We are asking for your vote on the following matters: (1) electing your fund's Trustees; (2) approving a new management contract between your fund and Putnam Investment Management, Inc. ("Putnam Management"), including an increase in the management fee payable by your fund at current asset levels;
(3) approving an amendment to the fund's fundamental investment restriction with respect to borrowing; (4) approving an amendment to the fund's fundamental investment restriction with respect to making loans; and (5) ratifying the selection of your fund's independent auditors.

A word about the management fee increase. A fee increase is proposed only after a great deal of thought and analysis on the part of the Trustees and only if we conclude that it is absolutely justified. Several years ago the Trustees completed a study of the management fees, investment performance and expense ratios of each of the Putnam funds. We also looked at comparable funds. This comprehensive review resulted in fee increases for some funds and decreases for others. After giving careful consideration to your fund's investment performance in recent years, the Trustees are recommending the approval of a new management fee schedule that is in line with fee schedules of similar Putnam funds and competitive relative to comparable funds in the industry. Under the proposed new management contract, instead of the current top rate of 0.70% of the fund's average annual net assets, the


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


fund would pay Putnam Management a fee, computed and paid monthly, at the top rate of 0.80%, based on the fund's average annual net assets. More information about the proposed new management fee schedule is provided in Proposal 2, which begins on page 21.

At the current level of assets, the new management fee will result in an increase of approximately $0.10 in annual expenses for each $100 invested. The Trustees believe that this proposal, the first since the fund's inception, will provide Putnam Management with a fee that is fair and reasonable when compared with the fees paid to other high-quality fund managers. We encourage you to support the Trustees' recommendation.

Your vote is important to us. We urge you to record your voting instructions by telephone, on the Internet or by completing, signing and returning the enclosed proxy card promptly. A postage-paid envelope is enclosed for mailing, and telephone and Internet voting instructions are listed at the top of your proxy card.

We appreciate the time and consideration that I am sure you will give this important matter. If you have questions about the proposals, contact your financial advisor or call a Putnam customer service representative at 1-800-225-1581.

                                         Sincerely yours,

                                         /s/ John A. Hill
                                         John A. Hill, Chairman

PUTNAM GLOBAL EQUITY FUND
Notice of Meeting of Shareholders

> This is the formal agenda for your fund's shareholder meeting. It tells you what matters will be voted on and the time and place of the meeting, if you can attend in person.

To the Shareholders of Putnam Global Equity Fund:

The Meeting of Shareholders of your fund will be held on December 7, 2000 at 2:00 p.m., Boston time, on the eighth floor of One Post Office Square, Boston, Massachusetts, to consider the following:

1.   Electing your fund's Trustees. See page 6.

2. Approving a new management contract between your fund and Putnam Investment Management, Inc., including an increase in the management fee payable by the fund at current asset levels. See page 21.

3. Approving an amendment to the fund's fundamental investment restriction with respect to borrowing. See page 30.

4. Approving an amendment to the fund's fundamental investment restriction with respect to making loans. See page 32.

5. Ratifying the selection by the Trustees of the independent auditors of your fund for its current fiscal year. See page 33.

By the Trustees
John A. Hill, Chairman
George Putnam, III, President

Jameson A. Baxter     John H. Mullin, III
Hans H. Estin         Robert E. Patterson
Ronald J. Jackson     A.J.C. Smith
Paul L. Joskow        W. Thomas Stephens
Elizabeth T. Kennan   W. Nicholas Thorndike
Lawrence J. Lasser

WE URGE YOU TO MARK, SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED OR RECORD YOUR VOTING INSTRUCTIONS BY TELEPHONE OR VIA THE INTERNET SO YOU WILL BE REPRESENTED AT THE MEETING.

September 17, 2000


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

Proxy Statement

> This document will give you the information you need to vote on the matters listed on the previous page. Much of the information in the proxy statement is required under rules of the Securities and Exchange Commission ("SEC"); some of it is technical. If there is anything you don't understand, please contact us at our special toll-free number, 1-800-225-1581, or call your financial advisor.

>    Who is asking for your vote?

     The enclosed proxy is solicited by the Trustees of Putnam Global Equity Fund for use at the Meeting of Shareholders of the fund to be held on December 7, 2000, and, if your fund's meeting is adjourned, at any later meetings, for the purposes stated in the Notice of Meeting (see previous pages).

> How do your fund's Trustees recommend that shareholders vote on these proposals?

     The Trustees recommend that you vote

1.   For electing your fund's Trustees. See page 6.

2. For approving a new management contract between your fund and Putnam Investment Management, Inc., including an increase in the management fee payable by the fund at current asset levels. See page 21.

3. For approving an amendment to the fund's fundamental investment restriction with respect to borrowing. See page 30.

4. For approving an amendment to the fund's fundamental investment restriction with respect to making loans. See page 32.

5. For ratifying the selection of PricewaterhouseCoopers LLP as the independent auditors of your fund for its current fiscal year. See page 33.

>    Who is eligible to vote?

     Shareholders of record at the close of business on September 8, 2000 are entitled to be present and to vote at the meeting or any adjourned meeting. The Notice of Meeting, the proxy, and the Proxy Statement are being mailed on or about September 19, 2000.

     Each share is entitled to one vote. Shares represented by duly executed proxies will be voted in accordance with your instructions. If you sign the proxy, but don't fill in a vote, your shares will be voted in accordance with the Trustees' recommendations. If any other business is brought before your fund's meeting, your shares will be voted at the Trustees' discretion.


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

The Proposals

I.   ELECTION OF TRUSTEES

>    Who are the nominees for Trustees?

     The Board Policy and Nominating Committee of the Trustees of your fund makes recommendations concerning the Trustees of that fund. The Board Policy and Nominating Committee consists solely of Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of your fund or of Putnam Investment Management, Inc., your fund's investment manager ("Putnam Management").

     The Board Policy and Nominating Committee of the Trustees of your fund recommends that you vote for the election of the nominees described below. Each nominee is currently a Trustee of your fund and of the other Putnam funds.

     Nominees for Trustees

>    Jameson Adkins Baxter

[Photo of Jameson Adkins Baxter]

     Ms. Baxter, age 57, is the President of Baxter Associates, Inc., a management consulting and private investment firm that she founded in 1986. During that time, she was also a Vice President and Principal of the Regency Group, Inc. and a Consultant to First Boston Corporation, both of which are investment banking firms. From 1965 to 1986, Ms. Baxter held various positions in investment banking and corporate finance at First Boston.

     Ms. Baxter currently also serves as a Director of Banta Corporation, Ryerson Tull and ASHTA Chemicals, Inc. She is also the Chairman Emeritus of the Board of Trustees of Mount Holyoke College, having previously served as Chairman for five years and as a Board member for thirteen years; an Honorary Trustee and past President of the Board of Trustees of the Emma Willard School; Member of the Board of Governors of Good Shepherd Hospital; and Chair of the

Nominees for Trustees

National Center for Non-profit Boards. Ms. Baxter is a graduate of Mount Holyoke College.

>    Hans H. Estin

[Photo of Hans H. Estin]

     Mr. Estin, age 72, is a Chartered Financial Analyst and the Vice Chairman of North American Management Corp., a registered investment advisor serving individual clients and their families. Mr. Estin currently also serves as a Corporation Member of The Schepens Eye Research Institute and as a Trustee of New England Aquarium. He previously served as the Chairman of the Board of Trustees of Boston University and is currently active in various other civic associations, including the Boys & Girls Clubs of Boston, Inc. Mr. Estin is a graduate of Harvard College and holds honorary doctorates from Merrimack College and Boston University.

>    John A. Hill

[Photo of John A. Hill]

     Mr. Hill, age 58, is Chairman of the Trustees. He is the Vice-Chairman and Managing Director of First Reserve Corporation, a registered investment advisor investing in companies in the world-wide energy industry on behalf of institutional investors.

     Prior to acquiring First Reserve in 1983, Mr. Hill held executive positions with several investment advisory firms and held various positions with the Federal government, including Associate Director of the Office of Management and Budget and Deputy Administrator of the Federal Energy Administration.

     Mr. Hill currently also serves as a Director of Santa Fe Snyder Corporation, an exploration and production company, TransMontaingne Oil Company, a refined oil product pipeline and distribution company and various private companies

     Nominees for Trustees

     controlled by First Reserve Corporation. He is also a Member of the Board of Advisors of Fund Directions. He is currently active in various business associations, including the Economic Club of New York, and lectures on energy issues in the United States and Europe. Mr. Hill is a graduate of Southern Methodist University.

>    Ronald J. Jackson

[Photo of Ronald J. Jackson]

     Mr. Jackson, age 56, retired as Chairman of the Board, President and Chief Executive Officer of Fisher-Price, Inc., a major toy manufacturer, in 1993, a position which he held since 1990. He previously served as President and Chief Executive Officer of Stride-Rite, Inc., a manufacturer and distributor of footwear, from 1989 to 1990, and as President and Chief Executive Officer of Kenner Parker Toys, Inc., a major toy and game manufacturer, from 1985 to 1987. Prior to that, he held various financial and marketing positions at General Mills, Inc. from 1966 to 1985, including Vice President, Controller and Vice President of Marketing for Parker Brothers, a toy and game company, and President of Talbots, a retailer and direct marketer of women's apparel. Mr. Jackson is a graduate of Michigan State University Business School.

>    Paul L. Joskow*

[Photo of Paul L. Joskow]

     Dr. Joskow, age 53, is Elizabeth and James Killian Professor of Economics and Director of the Center for Energy and Environmental Policy Research at the Massachusetts Institute of Technology. He has published five books and numerous articles on topics in industrial organization, government regulation of industry, and competition policy. Dr. Joskow currently serves as a Director of the New England Electric System, a public utility holding company, State Farm

     Nominees for Trustees

     Indemnity Company, an automobile insurance company, and the Whitehead Institute for Biomedical Research, a non-profit research institution. He has been President of the Yale University Council since 1993.

     Dr. Joskow is active in industry restructuring, environmental, energy, competition, and privatization policies and has served as an advisor to governments and corporations around the world.

     Dr. Joskow is a graduate of Cornell University and Yale University. He is a Fellow of the Econometric Society and the American Academy of Arts and Sciences.

>    Elizabeth T. Kennan

[Photo of Elizabeth T. Kennan]

     Dr. Kennan, age 62, is President Emeritus of Mount Holyoke College. From 1978 through June 1995, she was President of Mount Holyoke College. From 1966 to 1978, she was on the faculty of Catholic University, where she taught history, published numerous articles, and directed the post-doctoral programs in Patristic and Medieval Studies. Dr. Kennan currently serves as a director of Northeast Utilities, Talbots and Cambus-Kenneth Bloodstock, a corporation involved in thoroughbred horse breeding and farming. She is a member of The Folger Shakespeare Library Committee and a trustee of Franklin Pierce College. Dr. Kennan previously served as a director of Bell Atlantic Corporation, Chastain Real Estate, and Kentucky Home Life Insurance. Active in various educational and civic associations, Dr. Kennan is a graduate of Mount Holyoke College, the University of Washington, and St. Hilda's College, Oxford University. She holds several honorary doctorates.

     Nominees for Trustees

>    Lawrence J. Lasser*

[Photo of Lawrence J. Lasser]

     Mr. Lasser, age 57, is a Vice President of your fund and each of the other Putnam funds. He has been the President, Chief Executive Officer and a Director of Putnam Investments, Inc. and Putnam Management since 1985, having begun his career there in 1969.

     Mr. Lasser currently also serves as a Director of Marsh & McLennan Companies, Inc., the parent company of Putnam Management. He is a Member of the Board of Directors of the United Way of Massachusetts Bay, a Member of the Board of Governors of the Investment Company Institute, a Trustee of the Museum of Fine Arts, Boston, a Trustee and Member of the Finance and Executive Committees of the Beth Israel Deaconess Medical Center, Boston and a Member of the CareGroup Board of Managers Investment Committee, the Council on Foreign Relations, and the Commercial Club of Boston. Mr. Lasser is a graduate of Antioch College and Harvard Business School.

>    John H. Mullin, III

[Photo of John H. Mullin, III]

     Mr. Mullin, age 59, is Chairman and CEO of Ridgeway Farm, a limited liability company engaged in timber activities and farming. Prior to establishing Ridgeway Farm in 1989, Mr. Mullin was a Managing Director of Dillon, Read & Co. Inc., an investment banking firm.

     Mr. Mullin currently serves as a Director of ACX Technologies, Inc., a company engaged in the manufacture of packaging products, Alex. Brown Realty, Inc., a real estate investment company, Carolina Power and Light, a public utility company, and The Liberty Corporation, a company engaged in the life insurance and broadcasting industries. Mr. Mullin previously served as a Director of Dillon, Read & Co.

     Nominees for Trustees

     Inc., Adolph Coors Company, Crystal Brands, Inc., Fisher-Price, Inc., Mattel, Inc. and The Ryland Group, Inc. Mr. Mullin is a Trustee Emeritus of Washington & Lee University where he served as Chairman of the Investment Committee. Mr. Mullin is a graduate of Washington & Lee University and The Wharton Graduate School at the University of Pennsylvania.

>    Robert E. Patterson

[Photo of Robert E. Patterson]

     Mr. Patterson, age 55, is the President and a Trustee of Cabot Industrial Trust, a publicly traded real estate investment trust. Prior to February, 1998 he was Executive Vice President and Director of Acquisitions of Cabot Partners Limited Partnership, a registered investment advisor which managed real estate investments for institutional investors. Prior to 1990, he was the Executive Vice President of Cabot, Cabot & Forbes Realty Advisors, Inc., the predecessor company of Cabot Partners. Prior to that, he was a Senior Vice President of the Beal Companies, a real estate management, investment and development company. He has also worked as an attorney and held various positions in state government, including the founding Executive Director of the Massachusetts Industrial Finance Agency.

     Mr. Patterson currently also serves as Chairman of the Joslin Diabetes Center, a Trustee of SEA Education Association and a Director of Brandywine Trust Company. Mr. Patterson is a graduate of Harvard College and Harvard Law School.

     Nominees for Trustees

>    George Putnam, III*

[Photo of George Putnam, III]

     Mr. Putnam, age 49, is the President of your fund and each of the other Putnam funds. He is also the President of New Generation Research, Inc., a publisher of financial advisory and other research services relating to bankrupt and distressed companies, and New Generation Advisers, Inc., a registered investment advisor which provides advice to private funds specializing in investments in such companies. Prior to founding New Generation in 1985, Mr. Putnam was an attorney with the Philadelphia law firm Dechert Price & Rhoads.

     Mr. Putnam currently also serves as a Director of The Boston Family Office, L.L.C., a registered investment advisor that provides financial advice to individuals and families. He is also a Trustee of the SEA Education Association and St. Mark's School. Mr. Putnam is a graduate of Harvard College, Harvard Business School and Harvard Law School.

>    A.J.C. Smith*

[Photo of A.J.C. Smith]

     Mr. Smith, age 66, is the Chairman of Marsh & McLennan Companies, Inc. From May 1992 to November 1999, he served as the company's Chairman and Chief Executive Officer. He has been employed by Marsh & McLennan and related companies in various capacities since 1961. Mr. Smith is a Director of the Trident Corp.; a Trustee of the Carnegie Hall Society, the Central Park Conservancy, the Educational Broadcasting Corporation, the Economic Club of New York, and the U.S. Chamber of Commerce; a Member of the Board of Overseers of the Joan and Sanford I. Weill Graduate School of Medical Sciences of Cornell University; and a Founder of the Museum of Scotland Society. He was educated in Scotland and is a Fellow of the Faculty of Actuaries in Edinburgh, a

Nominees for Trustees

     Fellow of the Canadian Institute of Actuaries, a Fellow of the Conference of Actuaries, an Associate of the Society of Actuaries, a Member of the American Academy of Actuaries, the International Actuarial Association and the International Association of Consulting Actuaries.

>    W. Thomas Stephens

[Photo of W. Thomas Stephens]

     Mr. Stephens, age 58, was, until 1999, the President and Chief Executive Officer of MacMillan Bloedel Limited, a forest products and building materials company. In 1996, Mr. Stephens retired as Chairman of the Board of Directors, President and Chief Executive Officer of Johns Manville Corporation.

     Mr. Stephens serves as a Director for Qwest Communications, a communications company, New Century Energies, a public utility company, TransCanada Pipelines, and Fletcher Challenge Canada, a paper manufacturer. Mr. Stephens has B.S. and M.S. degrees from the University of Arkansas.

>    W. Nicholas Thorndike

[Photo of W. Nicholas Thorndike]

     Mr. Thorndike, age 67, serves as a Director of various corporations and charitable organizations, including Bradley Real Estate, Inc., a real estate investment firm, Providence Journal Co., a newspaper publisher, and Courier Corporation, a book binding and printing company. He is also a Trustee of Cabot Industrial Trust and Northeastern University, a member of the Advisory Board of New England Electric Systems, and an Honorary Trustee of Massachusetts General Hospital, where he previously served as chairman and president. Prior to December 1988, Mr. Thorndike was the Chairman of the Board and Managing Partner of Wellington Management Company/Thorndike, Doran, Paine & Lewis, a registered

Nominees for Trustees

     investment advisor that manages mutual funds and institutional assets. He also previously served as a Trustee of the Wellington Group of Funds (now The Vanguard Group) and was the Chairman and a Director of Ivest Fund, Inc. Mr. Thorndike is a graduate of Harvard College.

     --------------------

    *Nominees who are or may be deemed to be "interested persons" (as defined in the Investment Company Act of 1940) of your fund, Putnam Management, and Putnam Retail Management, Inc. ("Putnam Retail Management"), the principal underwriter for all the open-end Putnam funds and an affiliate of Putnam Management. Messrs. Lasser, Putnam, III, and Smith are deemed "interested persons" by virtue of their positions as officers or affiliates of your fund, or directors of Putnam Management, Putnam Retail Management, or Marsh & McLennan Companies, Inc., the parent company of Putnam Management and Putnam Retail Management.

     Mr. Joskow is not currently an "interested person" of your fund but could be deemed by the Securities and Exchange Commission to be an "interested person" on account of his prior consulting relationship with National Economic Research Associates, Inc. a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., which was terminated as of August 31, 1998.

     The balance of the nominees are not "interested persons."

     Except as indicated above, the principal occupations and business experience of the nominees for the last five years have been with the employers indicated, although in some cases they have held different positions with those employers.


     The address for each of the current Trustees and each of the nominees is One Post Office Square, Boston, Massachusetts 02109.

                             --------------------

>    What are the Trustees' responsibilities?

     Your fund's Trustees are responsible for the general oversight of your fund's business and for assuring that your fund is managed in the best interests of its shareholders. The Trustees periodically review your fund's investment performance as well as the quality of other services provided to your fund and its shareholders by Putnam Management and its affiliates, including administration, custody, and investor servicing. At least annually, the Trustees review the fees paid to Putnam Management and its affiliates for these services and the overall level of your fund's operating expenses. In carrying out these responsibilities, the Trustees are assisted by an independent administrative staff and by your fund's auditors and legal counsel, which are selected by the Trustees and are independent of Putnam Management and its affiliates.

>    Do the Trustees have a stake in your fund?

     The Trustees believe it is important that each Trustee have a significant investment in the Putnam funds. The Trustees allocate their investments among the more than 114 Putnam funds based on their own investment needs. The Trustees' aggregate investments in the Putnam funds total over $31 million. The table below lists each Trustee's current investments in the fund and in the Putnam funds as a group based on beneficial ownership. Except as otherwise noted, each Trustee has sole voting power and sole investment power with respect to his or her shares.

Share Ownership by Trustees

                              Number of shares owned as of June 30, 2000 of:


                        Year first         All Putnam                 Putnam
                        elected as         funds                      Global
                        Trustee of the     (including                 Equity
Trustees                Putnam funds       notional shares)(1)(2)     Fund
------------------------------------------------------------------------------
Jameson A. Baxter       1994              162,597(3)                  1,276
Hans H. Estin           1972               36,025(4)                    165(4)
John A. Hill            1985              245,629                     6,779
Ronald J. Jackson       1996              166,078(3)                  3,495
Paul L. Joskow          1997               54,803                        99
Elizabeth T. Kennan     1992               27,645(4)                    463
Lawrence J. Lasser      1992              522,035(3)                  2,217
John H. Mullin, III     1997               81,687                     1,997
Robert E Patterson      1984               91,831                     1,412
George Putnam, III      1984              517,251(3)                  1,049
A.J.C. Smith            1986               46,509(3)                    100
W. Thomas Stephens      1997              139,591(3)                    131
W. Nicholas Thorndike   1992               85,583                       165
------------------------------------------------------------------------------

(1)  These holdings do not include shares of Putnam money market funds.

(2) Notional shares represent economic interests in a fund acquired by Trustees pursuant to the terms of the Trustee Compensation Deferral Plan. They do not have any voting power.

(3) Includes shares over which the Trustee has shared investment and voting power.

(4) Includes shares held in a trust over which the Trustee has investment and voting power.

     As of June 30, 2000, the Trustees and officers of Putnam Global Equity Fund owned a total of 21,080 shares, comprising less than 1% of the outstanding shares of such fund on that date.

> What are some of the ways in which the Trustees represent shareholder interests?

The Trustees believe that, as substantial investors in the Putnam funds, their interests are closely aligned with those of individual shareholders. Among other ways, the Trustees seek to represent shareholder interests:

o by carefully reviewing your fund's investment performance on an individual basis with your fund's managers;

o by also carefully reviewing the quality of the various other services provided to the funds and their shareholders by Putnam Management and its affiliates;

o by discussing with senior management of Putnam Management steps being taken to address any performance deficiencies;

o by conducting an in-depth review of the fees paid by your fund and by negotiating with Putnam Management to ensure that such fees remain reasonable and competitive with those of other mutual funds, while at the same time providing Putnam Management sufficient resources to continue to provide high quality services in the future;

o by reviewing brokerage costs and fees, allocations among brokers, soft dollar expenditures and similar expenses of each fund;

o by monitoring potential conflicts between the funds and Putnam Management and its affiliates to ensure that the funds continue to be managed in the best interests of their shareholders; and

o by also monitoring potential conflicts among funds to ensure that shareholders continue to realize the benefits of participation in a large and diverse family of funds.

>    How often do the Trustees meet?

     The Trustees meet each month (except August) over a two-day period to review the operations of your fund and of the other Putnam funds. A portion of these meetings is devoted to meetings of various committees of the board which focus on particular matters. These currently include: the Contract Committee, which reviews all the contractual arrangements with Putnam Management and its affiliates; the Communication, Service and Marketing Committee, which reviews the quality of services provided by your fund's investor servicing agent and custodian; the Brokerage and Custody Committee, which reviews matters relating to custody of securities, best execution, brokerage costs and allocations and new investment techniques; the Audit Committee, which reviews procedures for the valuation of securities, the funds' accounting policies and the adequacy of internal controls and supervises the engagement of the funds' auditors; the Board Policy and Nominating Committee, which is composed of non-interested Trustees and which reviews the compensation of the Trustees and their administrative staff, supervises the engagement of the funds' independent counsel and selects nominees for election as Trustees; the Closed-end Funds and Variable Trust Committee, which is responsible for reviewing special issues applicable to such funds, and the Pricing Committee, which reviews procedures for the valuation of securities.

     Each Trustee generally attends at least two formal committee meetings during each regular meeting of the Trustees. During 1999, the average Trustee participated in approximately 40 committee and board meetings and is expected to attend approximately the same number during 2000. In addition, the Trustees meet in small groups with Chief Investment Officers and Portfolio Managers to review recent performance and the current investment climate for selected funds. These meetings ensure that your fund's performance is reviewed in detail at least twice a year. The Contract Committee typically meets on several additional occasions during the year to carry out its responsibilities. Other committees, including an Executive Committee, may also meet on special occasions as the need arises.

>    What are the Trustees paid for their services?

     Each Trustee of your fund receives a fee for his or her services. Each Trustee also receives fees for serving as Trustee of the other Putnam funds. The Trustees periodically review their fees to assure that such fees continue to be appropriate in light of their responsibilities as well as in relation to fees paid to trustees of other mutual fund complexes. The Board Policy and Nominating Committee, which consists solely of Trustees not affiliated with Putnam Management, estimates that committee and Trustee meeting time, together with the appropriate preparation, requires the equivalent of at least three business days per Trustee meeting. The following table shows the fees paid to each Trustee by the fund for its most recent fiscal year and the fees paid to each Trustee by all of the Putnam funds during calendar year 1999:

PUTNAM GLOBAL EQUITY FUND

Compensation Table

                                                    Estimated
                                       Pension or   annual
                                       retirement   benefits
                                       benefits     from all
                        Aggregate      accrued as   Putnam          Total
                        compensation   part of      funds           compensation
                        from the       fund         upon            from all
Trustee                 fund(1)        expenses     retirement(2)   Putnam funds(3)
-----------------------------------------------------------------------------------
Jameson A. Baxter       $1,538         $262         $ 95,000        $191,000(4)
Hans H. Estin            1,501          618           95,000         190,000
John A. Hill             1,602          309          115,000         239,750(4)(5)
Ronald J. Jackson        1,540          319           95,000         193,500(4)
Paul L. Joskow           1,501          113           95,000         191,000(4)
Elizabeth T. Kennan      1,501          390           95,000         190,000
Lawrence J. Lasser       1,494          298           95,000         189,000
John H. Mullin, III      1,580          169           95,000         196,000(4)
Robert E. Patterson      1,499          208           95,000         190,250
George Putnam, III       1,501          141           95,000         190,000
A.J.C. Smith             1,488          444           95,000         188,000
W. Thomas Stephens       1,426          158           95,000         188,000(4)
W. Nicholas Thorndike    1,482          547           95,000         190,000
-----------------------------------------------------------------------------------

(1) Includes an annual retainer and an attendance fee for each meeting attended.

(2) Assumes that each Trustee retires at the normal retirement date. Estimated benefits for each Trustee are based on Trustee fee rates in effect during calendar 1999.

(3)  As of December 31, 1999, there were 114 funds in the Putnam family.

(4) Includes compensation deferred pursuant to a Trustee Compensation Deferral Plan.

(5) Includes additional compensation for service as Vice Chairman of the Putnam funds. Mr. Hill became Chairman of the Board of Trustees effective July 1, 2000.

     Under a Retirement Plan for Trustees of the Putnam funds (the "Plan"), each Trustee who retires with at least five years of service as a Trustee of the funds is entitled to receive an annual retirement benefit equal to one-half of the average annual compensation paid to such Trustee by the funds for the last three years of service prior to retirement. This retirement benefit is payable during a Trustee's lifetime, beginning the year following retirement, for a number of years equal to such Trustee's years of service compensated by the funds. A death benefit is also available under the Plan which assures that the Trustee and his or her beneficiaries will receive benefit payments for the lesser of an aggregate period of (i) ten years or (ii) such Trustee's total years of service.

     The Plan Administrator (a committee comprised of Trustees that are not "interested persons" of the fund, as defined in the Investment Company Act of 1940) may terminate or amend the Plan at any time, but no termination or amendment will result in a reduction in the amount of benefits (i) currently being paid to a Trustee at the time of such termination or amendment, or (ii) to which a current Trustee would have been entitled had he or she retired immediately prior to such termination or amendment.

     For additional information about your fund, including further information about its Trustees and officers, please see "Fund Information," on page 38.

2.   APPROVAL OF A NEW MANAGEMENT CONTRACT

     The Trustees recommend that shareholders approve a new management contract with Putnam Management, the fund's investment manager, which will result in an increase in the management fees payable by the fund to Putnam Management at current asset levels and will change the fee computation and payment schedule from quarterly to monthly. The proposed contract, which is attached as Exhibit A, is identical to the existing contract in all other substantive respects. As discussed in more detail below, the proposal would replace the current fee, which begins at 0.70% of net assets per annum with a fee rate that gradually decreases as the fund increases in size starting at 0.80% for the first $500 million of net assets and ending at 0.47% of net assets above $55 billion. Further information about both the current and proposed management contract, the termination and renewal procedures, the services provided by Putnam Management and its affiliates, and information concerning brokerage and related matters can be found under "Additional Information Relating to Management Contract Approval" on page 40.

>    What do management fees pay for?

     Management fees pay Putnam Management for the services it provides in conducting the day-to-day operations of the fund. These include providing the personnel, equipment, and office facilities necessary for the management of the fund's investment portfolio, determining the fund's daily net asset value, maintaining the accounts and records of the fund, preparation of reports to shareholders, compliance with regulatory requirements, and general administration of the fund's affairs.

> Why did Putnam Management recommend a new management fee schedule to the Trustees?

     In recent years, Putnam Management has noted a general increase in the complexity of the investment process and in the competition for talented investment personnel. Putnam Management recommended the new management fee schedule to help ensure that Putnam Management receives fees for its services that are competitive with fees paid to high-quality investment managers by other mutual funds. Putnam Management believes that maintaining competitive management fees will, over the longer term, enable it to continue to provide high-quality management services to your fund and to the other funds in the Putnam group. Putnam Management also notes that your fund's current management fee schedule has not been changed since the fund's inception and is lower than the fees paid to managers of many competitive funds.

     Several years ago, the Trustees undertook a comprehensive review of the management fees paid by the Putnam funds. This review was conducted largely through the Contract Committee of the Trustees, which consists solely of independent Trustees who have no financial interest in Putnam Management. As a result of this review, the Trustees and Putnam Management reached agreement on a system of model fee schedules for the various types of funds in the Putnam group. These model fee schedules have now been implemented for most of the Putnam funds. The proposed new fee schedule for the fund is identical to that which has been implemented for most other Putnam funds investing substantially in stocks of companies worldwide.

     The Trustees and Putnam Management also reached a general understanding that these model fee schedules should be implemented for a particular fund only following consideration of the fund's comparative investment performance and expense levels. After reviewing comparative data on competitive funds in recent years and noting, among other things, the fund's strong relative performance, the Trustees concluded that it would be appropriate to implement a model fee schedule for your fund at this time. The Trustees have indicated that they will continue to look closely at the fund's comparative performance and expense levels in their future annual reviews of the fund's management contract.

>    What factors did the Trustees consider?

     The Trustees placed primary emphasis upon the nature and quality of the services being provided by Putnam Management, including, in particular, the strong relative investment performance of the fund in recent years. In this regard, the Trustees also considered the relative complexity of managing the fund, and a comparison of recent management fees and other expenses paid by the fund with those of similar funds managed by other investment advisers.

     The Trustees also considered, among other things, information provided by Putnam Management regarding the profitability of its current and proposed management fee arrangements with the fund (without regard to costs incurred by Putnam Management and its affiliates in connection with the marketing of shares), the benefits to Putnam Management and its affiliates resulting from the fact that affiliates of Putnam Management currently serve as shareholder servicing agent, distributor, and custodian for each of the Putnam funds pursuant to separate contractual arrangements, and Putnam Management's placing of portfolio transactions to recognize research and brokerage services.

     Information about certain of the factors considered by the Trustees is set forth below and in the section "Additional Information Relating to Management Contract Approval" on page 40.

     Following consideration of these and the other factors described above, the Trustees of your fund, including all of the independent Trustees, unanimously approved the proposed new contract.

>    How has the fund performed?

     As part of any decision regarding management fees, shareholders should consider how the fund has performed. The table that follows shows the relative performance on an average annual basis of the different classes of the fund over various periods and during the life of the fund. The table also provides information concerning the Morgan Stanley Capital International (MSCI) World Index, a broad measure of market performance.

     Average Annual Total Returns (for periods ending June 30, 2000)

                   Class A       Class B       Class C       Class M       MSCI World
-------------------------------------------------------------------------------------
Inception Date     7/1/94        7/1/94        2/1/99        7/3/95        7/1/94*
1 year             29.03%        30.92%        34.87%        31.49%        12.19%
3 years            23.77%        24.76%        25.45%        24.27%        14.94%
5 years            23.65%        24.18%        24.35%        23.80%        17.07%
Life of fund       22.18%        22.61%        22.64%        22.25%        15.98%
-------------------------------------------------------------------------------------

*  Life Return of the MSCI World Index is from inception of Class A Shares.

     Both class A and class M share performance reflect the current maximum initial sales charges; both class B and class C share performance reflect the maximum applicable deferred sales charge if shares had been redeemed on 6/30/00. For periods before the inception of class C shares (2/1/99) and class M shares (7/3/95), performance shown for those classes in the table is based upon performance of Class A shares of the fund adjusted to reflect the appropriate sales charge and the higher 12b-1 fees paid by class C and class M shares. The MSCI World Index is an unmanaged index of approximately 1,482 equity securities listed on the stock exchanges of the United States, Europe, Canada, Australia, New Zealand and the Far East. Securities indexes assume reinvestment of all distributions and interest payments and do not take into account brokerage fees or taxes. Securities in the fund do not match those in the indexes and performance of the fund will differ. Past performance is not indicative of future performance. More recent returns may be more or less than those shown.

>    How has the fund performed in comparison to similar funds?

     Another way of evaluating the performance of your fund is to compare it to other global equity funds. In reviewing the fund's relative performance, your Trustees compared it to a list, developed by Putnam Management with review and oversight by the Trustees, of other funds with similar investment objectives and strategies. When evaluated in that group, the total return of the Class A shares of the fund ranks as follows:

For periods ended June 30, 2000
----------------------------------------------------
1 year      top     10%      2 out of     19 funds
3 years     top     10%      2 out of     19 funds
5 years     top      6%      1 out of     16 funds
----------------------------------------------------

>    What is the effect of the new management fee schedule?

     Under the new management contract, the annual management fee paid by your fund to Putnam Management would be amended as follows:

>    Proposed Fee*

     0.80% of the first $500 million;
     0.70% of the next $500 million;
     0.65% of the next $500 million;
     0.60% of the next $5 billion;
     0.575% of the next $5 billion;
     0.555% of the next $5 billion;
     0.54% of the next $5 billion;
     0.53% of the next $5 billion;
     0.52% of the next $5 billion;
     0.51% of the next $5 billion;
     0.50% of the next $5 billion;
     0.49% of the next $5 billion;
     0.48% of the next $8.5 billion; and
     0.47% above $55 billion

>    Existing Fee*

     0.70% of the first $500 million;
     0.60% of the next $500 million;
     0.55% of the next $500 million;
     0.50% of the next $5 billion
     0.475% of the next $5 billion;
     0.455% of the next $5 billion;
     0.44% of the next $5 billion; and
     0.43% thereafter.

     * Based on average net assets

     Based on average net assets of the fund for the fiscal year ended February 29, 2000 of approximately $948 million, the effective annual management fee rate under the proposed fee schedule would be 0.75% as compared to 0.65% under the existing schedule. This represents an increase of approximately $0.10 in annual expenses for each $100 invested in the fund. Like the current management fee schedule, the new management fee schedule provides for lower management fee rates as the fund's net assets increase.

     For its fiscal year ended February 29, 2000, the fund paid management fees to Putnam Management of $6,178,098. If the proposed new management contract had been in effect for the year, the fund would have paid fees of $7,102,574, which is an increase of approximately 15.0%.

     The following tables summarize the expenses incurred by the fund in the most recent fiscal year under the current fee schedule and also restates these expenses to show what the expenses would have been, had the proposed fee schedule been in effect.

(Current)

Annual fund operating expenses
(expenses that are deducted from fund assets)

                                                         Total Annual
                                                         Fund
            Management     Distribution     Other        Operating
            Fees           (12b-1) Fees     Expenses     Expenses
----------------------------------------------------------------------
Class A     0.65%          0.32%            0.23%        1.20%
Class B     0.65%          1.00%            0.23%        1.88%
Class C     0.65%          1.00%            0.23%        1.88%
Class M     0.65%          0.75%            0.23%        1.63%
----------------------------------------------------------------------

(Proposed)


                                                         Total Annual
                                                         Fund
            Management     Distribution     Other        Operating
            Fees           (12b-1) Fees     Expenses     Expenses
----------------------------------------------------------------------
Class A     0.75%          0.32%            0.23%        1.30%
Class B     0.75%          1.00%            0.23%        1.98%
Class C     0.75%          1.00%            0.23%        1.98%
Class M     0.75%          0.75%            0.23%        1.73%
----------------------------------------------------------------------

>    Examples

     Your investment of $10,000 would incur the following expenses, assuming 5% annual return and, except as indicated, redemption at the end of each period:

(Current)

                            1 Year     3 Years     5 Years     10 Years
-----------------------------------------------------------------------
Class A                     $690       $934        $1,197      $1,946
Class B                     $691       $891        $1,216      $2,024*
Class B (no redemption)     $191       $591        $1,016      $2,024*
Class C                     $291       $591        $1,016      $2,201
Class C (no redemption)     $191       $591        $1,016      $2,201
Class M                     $510       $846        $1,205      $2,215
-----------------------------------------------------------------------

(Proposed)

                            1 Year     3 Years     5 Years     10 Years
-----------------------------------------------------------------------
Class A                     $700       $963        $1,247      $2,053
Class B                     $701       $921        $1,268      $2,131*
Class B (no redemption)     $201       $621        $1,068      $2,131*
Class C                     $301       $621        $1,068      $2,306
Class C (no redemption)     $201       $621        $1,068      $2,306
Class M                     $520       $876        $1,256      $2,319
-----------------------------------------------------------------------

* Reflects the conversion of class B shares to class A shares, which pay lower 12b-1 fees. Conversion occurs no more than eight years after purchase.

     The examples do not represent actual past or future expense levels. Actual expenses may be greater or less than those shown. Federal regulations require the examples to assume a 5% annual return, but actual annual return varies.

>    What percentage of shareholders' votes are required to pass the proposal?

     Approval of the new management contract will require the "yes" vote of a "majority of the outstanding voting securities" of the fund, as provided in the Investment Company Act of 1940. For this purpose, this means the "yes" vote of the lesser of (1) more than 50% of the outstanding shares of the fund or (2) 67% or more of the shares present at the meeting, if more than 50% of the outstanding shares are present at the meeting in person or by proxy. If the shareholders do not approve the new contract, the existing management contract will continue in effect.

     The Trustees believe that the proposed new management fee is fair and reasonable and in the best interests of the shareholders. Accordingly, the Trustees recommend that shareholders vote for approval of the proposed new contract.

3. AMENDING THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION WITH RESPECT TO BORROWING.

     The Trustees are recommending that the fund's fundamental investment restriction with respect to borrowing be revised to reflect the standard restriction expected to be used by other Putnam funds and to grant the fund the maximum flexibility permitted by the Investment Company Act of 1940, as amended (the "1940 Act"). Under the 1940 Act, the fund may borrow up to 33 1/3% of its total assets. The fund's current restriction is more restrictive, and states that the fund may not:

          "Borrow money in excess of 10% of the value (taken at the lower of cost or current value) of the fund's total assets (not including the amount borrowed) at the time the borrowing is made, and then only from banks as a temporary measure to facilitate the meeting of redemption requests (not for leverage) which might otherwise require the untimely disposition of portfolio investments or for extraordinary or emergency purposes. Such borrowings will be repaid before any additional investments are purchased."

     The proposed fundamental investment restriction is set forth below.

          "The fund may not...

          Borrow money in excess of 33 1/3% of the value of its total assets (not including the amount borrowed) at the time the borrowing is made."

     If the proposed change is approved, the fund will be able to borrow up to the 1940 Act limit. The fund will no longer be restricted to borrowing only for redemption requests or for extraordinary or emergency purposes, and would not be limited to borrowing only from banks. The new restriction would not prohibit the fund from borrowing for leveraging purposes, although Putnam Management currently has no intention of borrowing for such purposes. If the fund were to borrow money for the purposes of leverage, its net assets would tend to increase or decrease at a greater rate with market changes than if leverage were not used.

     Putnam Management believes that this enhanced flexibility could assist the fund in achieving its investment objective. In circumstances in which the fund's available cash is not sufficient to meet, among other things, shareholder redemptions, Putnam Management believes that it may be advantageous at times for the fund to borrow money instead of raising cash by selling its portfolio securities, which could be disruptive to the fund's investment strategy.

     In a separate proposal (see Proposal 4 below), shareholders of the fund are being asked to approve an amendment to the fund's restriction on making loans. The proposed revisions would, subject to the limitations discussed below, permit the fund to participate in a proposed "interfund lending program," which would allow the fund, through a master loan agreement, to lend available cash to and borrow from other Putnam funds. As stated above, the fund may currently borrow money only from banks. When the fund borrows money from a bank, it typically pays interest on such borrowing at a higher rate than the rate available from investments in repurchase agreements. The fund would be able to borrow money under the interfund lending program only if the rate on the loan is more favorable to the fund than the interest rates otherwise available for short-term bank loans, in addition to being more favorable to the lending fund than available repurchase agreement rates. Putnam Management believes that the ability to engage in such borrowing transactions will allow the fund to pay lower interest rates on its borrowings. The fund could, in certain circumstances, have its loan recalled by a lending fund on one day's notice. In these circumstances, the fund might have to borrow from a bank at a higher interest rate if loans were not available from other Putnam funds.

     Since the Putnam funds may be considered affiliated parties, interfund lending may be prohibited by the 1940 Act and would be implemented only upon receipt of an exemptive order of the Securities and Exchange Commission.

     Required Vote. Approval of this proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or
     (2) 67% or more of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.

4. AMENDING THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION WITH RESPECT TO MAKING LOANS.

     The Trustees are recommending that the fund's fundamental investment restriction with respect to making loans be revised to reflect the standard restriction expected to be used by other Putnam funds and to clarify that the fund is permitted (subject to the limitations discussed above) to participate in the proposed interfund lending program described in Proposal
     3. The current restriction states that the fund may not:

          "Make loans, except by purchase of debt obligations in which the fund may invest consistent with its investment policies, by entering into repurchase agreements with respect to not more than 25% of its total assets (taken at current value) or through the lending of its portfolio securities with respect to not more than 25% of its total assets (taken at current value)."

     The proposed fundamental investment restriction is set forth below.

          "The fund may not...

          Make loans, except by purchase of debt obligations in which the fund may invest consistent with its investment policies (including without limitation debt obligations issued by other Putnam funds), by entering into repurchase agreements, or by lending its portfolio securities."

     If the proposal is approved, the fund would be able to participate in an interfund lending program and make loans to other Putnam funds. As stated in Proposal 3, the fund would only make loans under the program if it could receive an interest rate higher than those available for repurchase agreements. There is a risk that the fund could experience a delay in obtaining prompt repayment of a loan and, unlike repurchase agreements, the fund would not necessarily have received collateral for its loan. A delay in obtaining prompt payment could cause the fund to miss an investment opportunity or to incur costs to borrow money to replace the delayed payment.

     Required Vote. Approval of this proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or
     (2) 67% or more of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.

5.   RATIFICATION OF INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP, 160 Federal Street, Boston, Massachusetts 02110, independent accountants, has been selected by the Trustees as the independent auditors of your fund for the current fiscal year. Among the country's preeminent accounting firms, this firm also serves as the auditor for various other funds in the Putnam family. It was selected primarily on the basis of its expertise as auditors of investment companies, the quality of its audit services, and the competitiveness of its fees.

     A majority of the votes on the matter is necessary to ratify the selection of auditors. A representative of the independent auditors is expected to be present at the meeting to make statements and to respond to appropriate questions.

Further Information About Voting and the Meeting

     Quorum and Methods of Tabulation. A majority of the shares entitled to vote--present in person or represented by proxy--constitutes a quorum for the transaction of business with respect to any proposal at the meeting (unless otherwise noted in the proxy statement). Shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Votes cast by proxy or in person at the meeting will be counted by persons appointed by your fund as tellers for the meeting.

     The tellers will count the total number of votes cast "for" approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. With respect to the election of Trustees and selection of auditors, neither abstentions nor broker non-votes have any effect on the outcome of the proposal. With respect to any other proposals, abstentions and broker non-votes have the effect of a negative vote on the proposal.

     Other business. The Trustees know of no other business to be brought before the meeting. However, if any other matters properly come before the meeting, it is their intention that proxies that do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named as proxies in the enclosed form of proxy.

     Solicitation of proxies. In addition to soliciting proxies by mail, Trustees of your fund and employees of Putnam

     Management, Putnam Fiduciary Trust Company, and Putnam Retail Management may solicit proxies in person or by telephone. Your fund may also arrange to have a proxy solicitation firm call you to record your voting instructions by telephone. The telephone voting procedure is designed to authenticate shareholders' identities, to allow them to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. Your fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the meeting. Your fund is unaware of any such challenge at this time. Shareholders would be called at the phone number Putnam Investments has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize proxies to vote their shares at the meeting in accordance with their instructions. To ensure that the shareholders' instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

     Shareholders also have the opportunity to submit their voting instructions via the Internet by utilizing a program provided by a third party vendor hired by Putnam Management, or by telephone "touch-tone" voting. The giving of such a proxy will not affect your right to vote in person should you decide to attend the meeting. To vote via the Internet, or by telephone "touch-tone" voting, you will need the 14-digit "control" number that appears on your proxy card. To use the Internet, please access the Internet address found on your proxy card on the World Wide Web. To record your voting instructions by touch-tone telephone, call toll-free 1-888-221-0697. The Internet and touch-tone telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions, and to confirm that shareholders' instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with Internet access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholders.

     Your fund's Trustees have adopted a general policy of maintaining confidentiality in the voting of proxies. Consistent with this policy, your fund may solicit proxies from shareholders who have not voted their shares or who have abstained from voting.

     Persons holding shares as nominees will upon request be reimbursed for their reasonable expenses in soliciting instructions from their principals. Your fund has retained at its expense D.F. King & Co., Inc., 77 Water Street, New York, New York, 10005, to aid in the solicitation instructions for nominee accounts, for a fee not to exceed $[ ] plus reasonable out-of-pocket expenses for mailing and phone costs.

     Revocation of proxies. Proxies, including proxies given by telephone or over the Internet, may be revoked at any time before they are voted either
     (i) by a written revocation received by the Associate Clerk of your fund,
     (ii) by properly executing a later-dated proxy, (iii) by recording later-dated voting instructions via the Internet or (iv) by attending the meeting and voting in person.

     Date for receipt of shareholders' proposals for subsequent meetings of shareholders. Your fund does not hold regular shareholder annual meetings, but may from time to time schedule special meetings. In accordance with the regulations of the SEC, in order to be eligible for inclusion in the fund's proxy statement for such a meeting, a shareholder proposal must be received a reasonable time before the fund prints and mails its proxy statement. The Nominating Committee will also consider nominees recommended by shareholders of the fund to serve as Trustees, provided that shareholders submit their recommendations within a reasonable time before the fund prints and mails its proxy statement. Also, SEC rules permit management to exercise discretionary authority to vote on shareholder proposals not included in the fund's proxy statement if the proponent has not notified the fund of the proposal a reasonable time before the fund mails its proxy statement. All shareholder proposals must also comply with other requirements of the SEC's rules and the fund's declaration of trust.

     Adjournment. If sufficient votes in favor of any of the proposals set forth in the Notice of the Meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose adjournments of the meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to those proposals. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of adjournment those proxies that they are entitled to vote in favor of such proposals. They will vote against adjournment those proxies required to be voted against such proposals. Your fund pays the costs of any additional solicitation and of any adjourned session. Any proposals for which sufficient favorable votes have been received by the time of the meeting may be acted upon and considered final regardless of whether the meeting is adjourned to permit additional solicitation with respect to any other proposal.

     Financial information. Your fund will furnish to you upon request and without charge, a copy of the fund's annual report for its most recent fiscal year, and a copy of its semiannual report for any subsequent semiannual period. Such requests may be directed to Putnam Investor Services, P.O. Box 41203, Providence, RI 02940-1203 or 1-800-225-1581.

Fund Information

     Putnam Investments. Putnam Investment Management, Inc., the fund's investment manager, and its affiliates, Putnam Retail Management, Inc., the fund's principal underwriter, and Putnam Fiduciary Trust Company, the fund's investor servicing agent and custodian (collectively, the "Putnam companies"), are owned by Putnam Investments, Inc., a holding company that is, except for a minority stake owned by employees, in turn owned by Marsh & McLennan Companies, Inc., a leading professional services firm that includes risk and insurance services, investment management and consulting businesses. The address of the executive offices of Marsh & McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, New York 10036.

     Limitation of Trustee liability. The Agreement and Declaration of Trust of each fund provides that the fund will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the fund, except if it is determined in the manner specified in the Agreement and Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the fund or that such indemnification would relieve any officer or Trustee of any liability to the fund or its shareholders arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties. Your fund, at its expense, provides liability insurance for the benefit of its Trustees and officers.

     Audit Committee and Board Policy and Nominating Committee. The members of the Audit Committee of your fund include only Trustees who are not "interested persons" of the fund or Putnam Management. The Audit Committee currently consists of Dr. Kennan and Messrs. Estin, Mullin and Stephens (Chairman). The Board Policy and Nominating

     Committee consists only of Trustees who are not "interested persons" of your fund or Putnam Management. The Board Policy and Nominating Committee currently consists of Dr. Kennan (Chairperson), Messrs. Hill, Patterson and Thorndike.

     Officers and other information. All of the officers of your fund are employees of Putnam Management or its affiliates. Because of their positions with Putnam Management or its affiliates or their ownership of stock of Marsh & McLennan Companies, Inc., the parent corporation of Putnam Management and Putnam Retail Management, Messrs. Putnam, III, Lasser and Smith (nominees for Trustees of your fund), as well as the officers of your fund, will benefit from the management fees, distribution fees, custodian fees, and investor servicing fees paid or allowed by the fund. In addition to George Putnam, III and Lawrence J. Lasser, the officers of the fund are as follows:

                                                        Year first
                                                        elected to
Name (age)                   Office                     office
------------------------------------------------------------------
Charles E. Porter (62)       Executive Vice President      1989
Patricia C. Flaherty (53)    Senior Vice President         1993
John D. Hughes (65)          Senior Vice President
                              & Treasurer                  1988
Gordon H. Silver (53)        Vice President                1990
Omid Kamshad* (38)           Vice President                1998
Justin M. Scott* (43)        Vice President                1998
Michael K. Arends* (46)      Vice President                1999
Stephen S. Oler* (39)        Vice President                1999
Michael P. Stack* (41)       Vice President                1998
Paul C. Warren* (39)         Vice President                1998
Richard A. Monaghan** (46)   Vice President                1998
John R. Verani (61)          Vice President                1988
------------------------------------------------------------------

*  One of the fund's portfolio managers
** President of Putnam Retail Management

Additional Information Relating to Management Contract Approval

     In addition to the services it provides to your fund, Putnam Management acts as investment adviser or subadviser of other publicly owned investment companies having different investment objectives. For the names of such funds having investment objectives similar to those of your fund and the current rates of Putnam Management's annual fees as adviser or subadviser of such funds, see Exhibit B in this Proxy Statement.

     Putnam Management is also affiliated with The Putnam Advisory Company, Inc., which together with its subsidiaries furnishes investment advice to domestic and foreign institutional clients and foreign mutual funds. Another affiliate, Putnam Fiduciary Trust Company, provides investment advice to institutional clients under its banking and fiduciary powers. The advisory fees charged by such firms to their institutional clients are generally at lower rates than those charged to the Putnam funds. The services performed and responsibilities assumed by these firms for such clients are, however, not as extensive as those performed or assumed by Putnam Management for the Putnam funds.

     Some officers and directors of Putnam Management, including some who are officers of your fund, serve as officers or directors of some of these affiliates. Putnam Management may also enter into other business.

     The Management Contract. Putnam Management serves as investment manager of your fund pursuant to a Management Contract. The management fee payable under the contract is described above in Proposal 2. The fees paid to Putnam Management in the most recent fiscal year are shown on page 43.

     Under the contract, subject to such policies as the Trustees may determine, Putnam Management, at its expense, furnishes continuously an investment program for your fund and makes investment decisions on behalf of your fund. Subject to the control of the Trustees, Putnam Management manages, supervises, and conducts the other affairs and business of your fund, furnishes office space and equipment, provides bookkeeping and clerical services (including determination of your fund's net asset value, but excluding shareholder accounting services) and places all orders for the purchase and sale of your fund's portfolio securities. Putnam Management may place fund portfolio transactions with broker-dealers that furnish Putnam Management, without cost to it, certain brokerage and research services of value to Putnam Management and its affiliates in advising your fund and other clients. In so doing, Putnam Management may cause your fund to pay greater brokerage commissions than it might otherwise pay.

     Your fund also pays, or reimburses Putnam Management for, the compensation and related expenses of certain officers of your fund and their assistants. Currently, your fund reimburses Putnam Management for a portion of the compensation and related expenses of certain officers of your fund who provide certain administrative services to your fund and the other Putnam funds, each of which bears an allocated share of the costs. The aggregate amount of all such payments and reimbursements is determined annually by the Trustees, and the amount paid in the most recent fiscal year is set forth on page 43. Putnam Management pays all other salaries of officers of your fund. Your fund pays all expenses not assumed by Putnam Management including, without limitation, auditing, legal, custodial, investor servicing agent, and shareholder reporting expenses.

     The contract provides that Putnam Management shall not be subject to any liability to your fund or to any shareholder of your fund for any act or omission in the course of or connected with rendering services thereunder in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

     The contract may be terminated without penalty upon 30 days' written notice by Putnam Management, by the Trustees, or by the affirmative vote of the holders of a "majority of the outstanding voting securities" of the fund (as defined in the Investment Company Act of 1940). It may be amended only by an affirmative vote of the holders of a majority of the outstanding voting securities of the fund and by a majority of the Trustees who are not "interested persons" of the fund or Putnam Management.

     The contract will terminate automatically if it is assigned, or unless its continuance is approved at least annually by either the Trustees or Shareholders of the fund and in either case by a majority of the Trustees who are not "interested persons" of Putnam Management or your fund.

     Payments to Affiliates of Putnam Management. Putnam Fiduciary Trust Company is the fund's investor servicing agent and custodian. The investor servicing fees and custodian fees paid by the fund to Putnam Fiduciary Trust Company in the fund's most recent fiscal year are set forth below.

     The fund has adopted distribution plans to pay for the marketing of fund shares and for services provided to shareholders. The plans provide for payments at annual rates (based on average net assets) of up to 0.65% of the fund's net assets on class A shares and 1.00% on class B, class C and class M shares. The Trustees currently limit payments on class A shares to an amount sufficient to compensate investment dealers, up to an annual rate of 0.50% of average net assets. The Trustees currently limit payments on class M shares to 0.75% of average net assets.

     Payments under the plans compensate Putnam Retail Management for services provided and expenses incurred by it in promoting the sale of the shares of your fund, reducing redemptions or maintaining or improving services provided to shareholders by Putnam Retail Management or by dealers.

     The fees paid to Putnam Retail Management under the plans in your fund's most recent fiscal year are set forth in "Payments to Affiliates." A substantial portion of payments made to Putnam Retail Management under these plans is used to pay or reimburse Putnam Retail Management for payment of service fees paid to investment dealers for their ongoing services to shareholders.

Management Contract
-------------------
  The management contract dated June 20, 1996 was initially
  approved by the shareholders of Putnam Global Equity Fund
  (formerly Putnam Diversified Equity Trust) on May 23, 1994 and was most recently approved by the Trustees on [date].

  Management Fee paid by the fund to Putnam
  Management                                                     $    6,178,098
                                                                 ---------------
  Reimbursement paid by your fund to Putnam
  Management for compensation and related
  expenses including employee benefit plan
  contributions for your fund's Executive Vice
  President (Charles E. Porter), Senior Vice
  President (Patricia C. Flaherty), and their
  assistants                                                     $       13,868
                                                                 ---------------
Payment to Affiliates
---------------------
  Payments under Distribution
  Plans to Putnam Retail Management                              $    6,630,986
                                                                 ---------------
  Investor servicing and custodian fees paid to
  Putnam Fiduciary Trust Company (before
  application of credits, if any)                                $    1,664,413
                                                                 ---------------
Net Assets and Shares Outstanding as of June 30, 2000:
------------------------------------------------------
Net Assets:
Class A                                                          $645,078,993.03
Class B                                                          $684,934,020.12
Class C                                                          $ 36,949,942.04
Class M                                                          $ 58,283,244.97

Shares Outstanding and Authorized to Vote:
------------------------------------------
Class A                                                           35,911,262.810
Class B                                                           38,526,219.980
Class C                                                            2,050,782.572
Class M                                                            3,249,429.575

5% Beneficial Ownership of the Fund as of June 30, 2000:
--------------------------------------------------------
Edward D. Jones & Co.*
700 Maryville Center Drive
St. Louis, Missouri 63041

Class A                                                  3,587,033         9.90%
Class C                                                    144,025         7.00%
Class M                                                    304,060         9.30%

Merrill, Lynch, Pierce,
Fenner & Smith, Inc.*
4800 Deer Lake Drive
Jacksonville, Florida 32216

Class C                                                  401,478           5.10%

--------------------

* Shares held of record on behalf of its customers, but not beneficially.

                                                                       Exhibit A

     The Fund was formerly known as Putnam Diversified Equity Trust, and changed its name to Putnam Global Equity Fund on July 30, 1999. The proposed new management contract follows, with additions underscored and deletions stricken through:


PUTNAM GLOBAL EQUITY FUND
Management Contract

     Management Contract dated as of December 7, 2000 between PUTNAM GLOBAL EQUITY FUND, a Massachusetts business trust (the "Fund"), and PUTNAM INVESTMENT MANAGEMENT, INC., a Massachusetts corporation (the "Manager").


     WITNESSETH:

     That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.   SERVICES TO BE RENDERED BY MANAGER TO FUND.

     (a) The Manager, at its expense, will furnish continuously an investment program for the Fund, will determine what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested and shall, on behalf of the Fund, make changes in the Fund's investments. Subject always to the control of the Trustees of the Fund and except for the functions carried out by the officers and personnel referred to in Section 1(d), the Manager will also manage, supervise and conduct the other affairs and business of the Fund and matters incidental thereto. In the performance of its duties, the Manager will comply with the provisions of the Agreement and Declaration of Trust and By-Laws of the Fund and its stated investment objectives, policies and restrictions, and will use its best efforts to safeguard and promote the welfare of the Fund and to comply with other policies which the Trustees may from time to time determine and shall exercise the same care and diligence expected of the Trustees.

     (b) The Manager, at its expense, except as such expense is paid by the Fund as provided in Section 1(d), will furnish (1) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully; (2) suitable office space for the Fund; and (3) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the affairs of the Fund, including determination of the Fund's net asset value, but excluding shareholder accounting services. Except as otherwise provided in Section 1(d), the Manager will pay the compensation, if any, of the officers of the Fund.

     (c) The Manager, at its expense, shall place all orders for the purchase and sale of portfolio investments for the Fund's account with brokers or dealers selected by the Manager. In the selection of such brokers or dealers and the placing of such orders, the Manager shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Manager, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Fund may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Fund and to other clients of the Manager as to which the Manager exercises investment discretion. The Manager agrees that in connection with purchases or sales of portfolio investments for the Fund's account, neither the Manager nor any officer, director, employee or agent of the Manager shall act as a principal or receive any commission other than as provided in Section 3.

     (d) The Fund will pay or reimburse the Manager for the compensation in whole or in part of such officers of the Fund and persons assisting them as may be determined from time to time by the Trustees of the Fund. The Fund will also pay or reimburse the Manager for all or part of the cost of suitable office space, utilities, support services and equipment attributable to such officers and persons, as may be determined in each case by the Trustees of the Fund. The Fund will pay the fees, if any, of the Trustees of the Fund.

     (e) The Manager shall pay all expenses incurred in connection with the organization of the Fund and the initial public offering and sale of its shares of beneficial interest, provided that upon the issuance and sale of such shares to the public pursuant to the offering, and only in such event, the Fund shall become liable for, and to the extent requested reimburse the Manager for, registration fees payable to the Securities and Exchange Commission and for an additional amount not exceeding $125,000 as its agreed share of such expenses.

     (f) The Manager shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Manager pursuant to this Section 1 other than as provided in Section 3.

2.   OTHER AGREEMENTS, ETC.

     It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the Manager, and in any person controlled by or under common control with the Manager, and that the Manager and any person controlled by or under common control with the Manager may have an interest in the Fund. It is also understood that the Manager and any person controlled by or under common control with the Manager have and may have advisory, management, service or other contracts with other organizations and persons, and may have other interests and business.

3.   COMPENSATION TO BE PAID BY THE FUND TO THE MANAGER.

     The Fund will pay to the Manager as compensation for the Manager's services rendered, for the facilities furnished and for the expenses borne by the Manager pursuant to paragraphs (a), (b), (c) and (e) of Section 1, a fee, computed and paid [quarterly] monthly at the annual rate of:


     (a) 0.80% of the first $500 million of the average net asset value of the Fund;

     (b)  0.70% of the next $500 million of such average net asset value;

     (c)  0.65% of the next $500 million of such average net asset value;

     (d)  0.60% of the next $5 billion of such average net asset value;

     (e)  0.575% of the next $5 billion of such average net asset value;

     (f)  0.555% of the next $5 billion of such average net asset value;

     (g)  0.54% of the next $5 billion of such average net asset value;

     (h)  0.53% of the next $5 billion of such average net asset value;

     (i)  0.52% of the next $5 billion of such average net asset value;

     (j)  0.51% of the next $5 billion of such average net asset value;


     (k)  0.50% of the next $5 billion of such average net asset value;

     (l)  0.49% of the next $5 billion of such average net asset value;

     (m)  0.48% of the next $8.5 billion of such average net asset value; and

     (n)  0.47% above $55 billion of such average net asset value.


     Such average net asset value shall be determined by taking an average of all of the determinations of such net asset value during such month at the close of business on each business day during such month while this Contract is in effect. Such fee shall be payable for each month within 15 days after the close of such month and shall commence accruing as of the date of the initial issuance of shares of the Fund to the public.


     The fees payable by the Fund to the Manager pursuant to this Section 3 shall be reduced by any commissions, fees, brokerage or similar payments received by the Manager or any affiliated person of the Manager in connection with the purchase and sale of portfolio investments of the Fund, less any direct expenses approved by the Trustees incurred by the Manager or any affiliated person of the Manager in connection with obtaining such payments.

     In the event that expenses of the Fund for any fiscal year should exceed the expense limitation on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer or sale, the compensation due the Manager for such fiscal year shall be reduced by the amount of excess by a reduction or refund thereof. In the event that the expenses of the Fund exceed any expense limitation which the Manager may, by written notice to the Fund, voluntarily declare to be effective subject to such terms and conditions as the Manager may prescribe in such notice, the compensation due the Manager shall be reduced, and, if necessary, the Manager shall assume expenses of the Fund to the extent required by the terms and conditions of such expense limitation.


     If the Manager shall serve for less than the whole of a month, the foregoing compensation shall be prorated.


     4.   ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS OF THIS CONTRACT.

     This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment; and this Contract shall not be amended unless such amendment be approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager.

     5.   EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

     This Contract shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

     (a) Either party hereto may at any time terminate this Contract by not more than sixty days' nor less than thirty days' written notice delivered or mailed by registered mail, postage prepaid, to the other party, or

     (b) If (i) the Trustees of the Fund or the shareholders by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later.

     Action by the Fund under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

     Termination of this Contract pursuant to this Section 5 will be without the payment of any penalty.

     6.   CERTAIN DEFINITIONS.

     For the purposes of this Contract, the "affirmative vote of a majority of the outstanding shares of the Fund" means the affirmative vote, at a duly called and held meeting of shareholders of the Fund, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

     For the purposes of this Contract, the terms "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940 (the "1940 Act") and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act, and the Rules and Regulations thereunder; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

7.   NON-LIABILITY OF MANAGER.

     In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.


8.   TERMINATION OF PRIOR CONTRACT.

     This Contract shall become effective as of its date, and supersedes the Management Contract dated June 20, 1996.


9.   LIMITATION OF LIABILITY OF THE TRUSTEES, OFFICERS, AND SHAREHOLDERS.

     A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.


     IN WITNESS WHEREOF, PUTNAM GLOBAL EQUITY FUND and PUTNAM INVESTMENT MANAGEMENT, INC. have each caused this instrument to be signed in duplicate on its behalf by its President or a Vice President thereunto duly authorized, all as of the day and year first above written.

                 PUTNAM GLOBAL EQUITY FUND TRUST

                 By: __________________________________________
                 Charles E. Porter
                 Executive Vice President

                 PUTNAM INVESTMENT MANAGEMENT, INC.

                 By: __________________________________________
                 Gordon H. Silver
                 Senior Managing Director

                                                                       Exhibit B

Name of Fund
(Net assets as of      Management Fee Rate
June 30, 2000)         for each listed fund
---------------------- -----------------------------------------------
Asia Pacific Growth    0.80% of the first $500 million of net assets;
(522,103,603)          0.70% of the next $500 million;
Europe Growth          0.65% of the next $500 million;
(2,060,731,784)        0.60% of the next $5 billion;
Global Growth          0.575% of the next $5 billion;
(8,648,309,862)        0.555% of the next $5 billion;
International Growth   0.54% of the next $5 billion;
(12,439,384,389)       0.53% of the next $5 billion;
VT Asia Pacific        0.52% of the next $5 billion;
(178,623,787)          0.51% of the next $5 billion;
VT Global Growth       0.50% of the next $5 billion;
(2,809,631,660)        0.49% of the next $5 billion;
VT International       0.48% of the next $5 billion; and
  Growth
(843,169,449)          0.47% above $55 billion.

[PUTNAM INVESTMENTS LOGO]

    The Putnam Funds
    One Post Office Square
    Boston, Massachusetts 02109
    Toll-free 1-800-225-1581


                                                                      62705 8/00

FOR YOUR CONVENIENCE YOU MAY RECORD YOUR VOTING INSTRUCTIONS VIA THE INTERNET OR BY RETURNING THIS PROXY CARD BY MAIL

Your vote is very important. If you choose to record your voting instructions via the Internet, visit the website at www.proxyweb.com/Putnam. To record your voting instructions by touch-tone telephone, please call 1-888-221-0697 and follow the recorded instructions.

To record your voting instructions on the Internet

1.   Read the proxy statement.

2.   Go to www.proxyweb.com/Putnam.

3.   Enter the 14-digit control number printed on your proxy card.

4.   Follow the instructions on the site.

Voting instructions received via the Internet will be immediately confirmed if you provide your e-mail address.

If you submit your voting instructions on the Internet or by touch-tone telephone, do not return your proxy card.

                            This is your PROXY CARD.

To vote by mail, please record your voting instructions on this proxy card, sign it below, and return it promptly in the envelope provided. Your vote is important.

                   PLEASE FOLD AT PERFORATION BEFORE DETACHING

Proxy for a meeting of shareholders to be held on December 7, 2000 for Putnam Global Equity Fund.

This proxy is solicited on behalf of the Trustees of the fund.

The undersigned shareholder hereby appoints John A. Hill, Hans H. Estin, and Robert E. Patterson, and each of them separately, Proxies, with power of substitution, and hereby authorizes them to represent such shareholder and to vote, as designated below, at the meeting of shareholders of Putnam Global Equity Fund on December 7, 2000, at 2:00 p.m., Boston time, and at any adjournments thereof, all of the shares of the fund that the undersigned shareholder would be entitled to vote if personally present.

                   PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Please sign your name exactly as it appears on this card. If you are a joint owner, each owner should sign. When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer's office. If you are a partner, sign in the partnership name.

-------------------------------------------------------------------------------
Shareholder sign here                                Date

-------------------------------------------------------------------------------
Co-owner sign here                                   Date

HAS YOUR ADDRESS CHANGED?

Please use this form to notify us of any change in address or telephone number or to provide us with your comments. Detach this form from the proxy card and return it with your signed proxy in the enclosed envelope.

Name

-------------------------------------------------------------------------------
Street

-------------------------------------------------------------------------------
City                                                 State                Zip

-------------------------------------------------------------------------------
Telephone

-------------------------------------------------------------------------------

DO YOU HAVE ANY COMMENTS?

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

DEAR SHAREHOLDER:

Your vote is important. Please help us to eliminate the expense of follow-up mailings by signing and returning this proxy card or by recording your voting instructions via the Internet as soon as possible. A postage-paid envelope is enclosed for your convenience.

THANK YOU!

                   PLEASE FOLD AT PERFORATION BEFORE DETACHING

If you complete and sign the proxy, we'll vote exactly as you tell us. The Proxies are authorized to vote in their discretion upon any matters as may properly come before the meeting or at any adjournments of the meeting. If you simply sign the proxy, or fail to provide your voting instructions on a proposal, the Proxies will vote FOR all Proposals.

Please vote by filling in the appropriate boxes below.

THE TRUSTEES RECOMMEND A VOTE FOR ELECTING ALL NOMINIEES:

1.  Proposal to fix the number of Trustees and elect all                  FOR             WITHHOLD
    nominess.                                                       electing all the     authority to
                                                                    nominees (except     vote for all
The nominees for Trustees are:  J.A. Baxter, H.H. Estin, J.A.       as marked to the       nominees
Hill, R.J. Jackson, P.L. Joskow, E.T. Kennan, L.J. Lasser, J.H.     contrary below)
Mullin, III, R.E. Patterson, G. Putnam, III, A.J.C. Smith, W.T.
Stephens and W.N. Thorndike.                                              / /                 / /


To withhold authority to vote for one or more of the nominees, write the name(s) of the nominee(s) below:

---------------------------------------------

THE TRUSTEES RECOMMEND A VOTE FOR PROPOSAL 2:

2.  Proposal to approve a new management contract between your         FOR             AGAINST            ABSTAIN
    fund and Putnam Investment Management, Inc.
                                                                       / /               / /                / /

THE TRUSTEES RECOMMEND A VOTE FOR PROPOSAL 3:

3.  Proposal to approve an amendment to the fund's fundamental         FOR             AGAINST            ABSTAIN
    investment restriction with respect to borrowing.
                                                                       / /               / /                / /

THE TRUSTEES RECOMMEND A VOTE FOR PROPOSAL 4:

4.  Proposal to approve an amendment to the fund's fundamental         FOR             AGAINST            ABSTAIN
    investment restriction with respect to making loans.
                                                                       / /               / /                / /

THE TRUSTEES RECOMMEND A VOTE FOR PROPOSAL 5:

5.  Proposal to ratify the selection of

    PricewaterhouseCoopers                                             FOR             AGAINST            ABSTAIN
    LLP as the independent auditors of your fund.
                                                                       / /               / /                / /


Note: If you have questions on any of the proposals, please call 1-800-225-1581.